UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

Crown Crafts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

On August 15, 2013, E. Randall Chestnut, the President, Chief Executive Officer and Chairman of the Board of Crown Crafts, Inc. (the “Company”), adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, directors, officers and other employees who are not then in possession of material non-public information may adopt a pre-arranged plan for transacting in Company securities under specified conditions to avoid concerns that transactions may be occurring when such persons might possess material non-public information.

Mr. Chestnut’s 10b5-1 plan provides for the purchase at prevailing market prices, subject to a maximum price threshold specified in the plan, of up to $170,000 in shares of the Company’s Series A common stock. Transactions under the plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any directors, officers or other employees in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: August 19, 2013	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer